As filed with the Securities and Exchange Commission on October 26, 1994
                                                         Registration No.
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                               ZERO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                              95-1718077
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)


444 SOUTH FLOWER STREET,                                        90071
      SUITE 2100                                             (Zip Code)
LOS ANGELES, CALIFORNIA
(Address of Principal
  Executive Offices)

                            1994 STOCK OPTION PLAN
                   ZERO CORPORATION RETIREMENT SAVINGS PLAN
                           (Full Title of the Plan)

                               ANITA J. CUTCHALL
                              CORPORATE SECRETARY
                               ZERO CORPORATION
                      444 SOUTH FLOWER STREET, SUITE 2100
                         LOS ANGELES, CALIFORNIA 90071
                    (Name and address of agent for service)

                                (213) 692-7000
         (Telephone number, including area code, of agent for service)


                               ----------------

                                With a copy to:

                            PETER F. ZIEGLER, ESQ.
                            GIBSON, DUNN & CRUTCHER
                            333 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                (213) 229-7000

                               ----------------

================================================================================
                        CALCULATION OF REGISTRATION FEE

                                               PROPOSED        PROPOSED MAXIMUM
   TITLE OF SECURITIES     AMOUNT TO BE    MAXIMUM OFFERING   AGGREGATE OFFERING      AMOUNT OF
    TO  BE REGISTERED       REGISTERED     PRICE PER SHARE           PRICE          REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value          950,000 shares (1)    $12.875 (2)      $12,231,250.00 (2)     $4,217.67 (2)


Interest in ZERO
Corporation Retirement         (3)               (3)                  (3)                 (3)
Savings Plan
- ------------------------------------------------------------------------------------------------------

(1) 750,000 shares of Common Stock are reserved for issuance pursuant to the 1994 Stock Option Plan of ZERO Corporation. Based on ZERO Corporation's estimate of the number of shares of Common Stock that will be purchased pursuant to ZERO Corporation's Retirement Savings Plan, 200,000 shares are also being registered. Pursuant to Rule 416, there is also being registered such number of additional shares which may become available for purchase pursuant to the foregoing plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices off the Common Stock of ZERO Corporation as reported on the New York Stock Exchange on October 21, 1994.
(3) An indeterminate amount of interests in ZERO Corporation's Retirement Savings Plan is being registered pursuant to Rule 416(c) under the Securities Act of 1933, as amended.

===============================================================================

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION.

            Not filed as part of this Registration Statement pursuant to Note
Item 1 of Form S-8.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Not filed as part of this Registration Statement pursuant to Note to
Item 1 of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENT BY REFERENCE.

            The following documents of the Registrant heretofore files with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994.

(2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

(3) The description of the Common Stock set forth under the heading "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-B, as amended (Registration No. 1-5260), together with any amendments or report filed with the Commission for the purpose of updating such description.

        All reports and other documents subsequently filed by the Registrant or the ZERO Corporation Retirement Savings Plan pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The validity of the issuance of the shares of Common Stock offered pursuant to the prospectuses related hereto will be passed on for the Registrant by Gibson, Dunn & Crutcher, Los Angeles, California.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identifed acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that a Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

           The Certificate of Incorporation and By-laws of the Registrant provide, in effect, that, to the fullest extent permitted by Delaware General Corporation Law, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant.

            The Registrant's Certificate of Incorporation relieves its directors from monetary damages to the Registrant or its stockholders for breach of such director's fiduciary duty as director to the full extent permitted by the Delaware General Corporation Law. Under Section 102(7) of the Delaware General Corporation Law a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except(i) for a breach of the duty of loyalty,
(ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law (iv) for willful or negligent violations of certain provisions in the Delaware General

Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            4.1   ZERO  Corporation 1994 Stock Option Plan.

            4.2 Form of Employee Non-Qualified Stock Option Agreement pursuant to 1994 Stock Option Plan.

            4.3 Form of Employee Incentive Stock Option Agreement pursuant to 1994 Stock Option Plan.

            4.4 Form of Non-Employee Director Stock Option Agreement pursuant to 1994 Stock Option Plan.

            4.5   ZERO Corporation Retirement Savings Plan.


            4.6 Certificate of Incorporation of the Registrant (previously filed as an Exhibit to the Registrant's Registration Statement on Form 8-B (No. 1-5260) and incorporated herein by reference).

            4.7 Bylaws of the Registrant (previously filed as an Exhibit to the Registrant's Registration Statement on Form 8-B
                  (No. 1-5260) and incorporated herein by reference).

            5.1   Opinion of Gibson, Dunn & Crutcher.

            23.1  Consent of Deloitte & Touche.

            23.2  Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.1).

            24 Power of Attorney (included on pages 8 and 9 of this Registration Statement).


ITEM 9.     UNDERTAKINGS.

            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registraton Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


     provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (d) The undersigned Registrant hereby undertakes to submit the ZERO Corporation Retirement Savings Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the plan.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 25th day of October, 1994.

                                     ZERO CORPORATION

                                     By /s/ Wilford D. Godbold, Jr.
                                        -----------------------------------
                                                Wilford D. Godbold, Jr.
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Wilford D. Godbold, Jr. and George A. Daniels as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                      TITLE                      DATE
         ---------                      -----                      ----


/s/ Wilford D. Godbold, Jr.    President, Chief Executive      October 25, 1994
- -----------------------------  Officer and Director
Wilford D. Godbold, Jr.        (Principal Executive Officer)


/s/ George A. Daniels          Vice President and Chief        October 25, 1994
- -----------------------------  Financial Officer (Principal
George A. Daniels              Financial Officer)

/s/ Eric A. Sand               Controller (Principal           October 25, 1994
- -----------------------------  Accounting Officer)
Eric A. Sand


/s/ Howard W. Hill             Chairman of the Board           October 25, 1994
- -----------------------------
Howard W. Hill


/s/ Gary M. Cusumano           Director                        October 25, 1994
- -----------------------------
Gary M. Cusumano


/s/ John B. Gilbert            Director                        October 25, 1994
- -----------------------------
John B. Gilbert


/s/ Bruce J. DeBever           Director                        October 25, 1994
- -----------------------------
Bruce J. DeBever


/s/ Bernard B. Heiler          Director                        October 25, 1994
- -----------------------------
Bernard B. Heiler


/s/ Whitney A. McFarlin        Director                        October 25, 1994
- -----------------------------
Whitney A. McFarlin


/s/ Clinton G. Gerlach         Director                        October 25, 1994
- -----------------------------
Clinton G. Gerlach

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 25, 1994.

                                      ZERO CORPORATION RETIREMENT
                                      SAVINGS PLAN

                                      By:/s/ Howard W. Hill
                                         -----------------------------------
                                                      Howard W. Hill
                                         Chairman, Employee Benefits Committee






                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Wilford D. Godbold, Jr. and George A. Daniels as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                      TITLE                      DATE
         ---------                      -----                      ----

/s/ Howard W. Hill             Chairman, ZERO Corporation      October 25, 1994
- ----------------------------   Employee Benefits Committee
Howard W. Hill


/s/ Wilford D. Godbold, Jr.    ZERO Corporation Employee       October 25, 1994
- ----------------------------   Benefits Committee
Wilford D. Godbold, Jr.


/s/ Bruce J. DeBever           ZERO Corporation Employee       October 25, 1994
- ----------------------------   Benefits Committee
Bruce J. DeBever


/s/ Clinton G. Gerlach         ZERO Corporation Employee       October 25, 1994
- ----------------------------   Benefits Committee
Clinton G. Gerlach

                                 EXHIBIT INDEX

Exhibit                                                           Sequentially
Number     Description                                            Numbered Page*
- -------    -----------                                            -------------

4.1        ZERO Corporation 1994 Stock Option Plan.

4.2 Form of Employee Non-Qualified Stock Option Agreement pursuant to 1994 Stock Option Plan.

4.3 Form of Employee Incentive Stock Option Agreement pursuant to 1994 Stock Option Plan.

4.4 Form of Non-Employee Director Stock Option Agreement pursuant to 1994 Stock Option Plan.

4.5        ZERO Corporation Retirement Savings Plan.

4.6        Certificate of Incorporation of the Registrant
           (previously filed as an Exhibit to the Registrant's
           Registration Statement on Form 8-B (No. 1-5260) and incorporated herein by reference).

4.7 Bylaws of the Registrant (previously filed as an Exhibit to the Registrant's Registration Statement on Form 8-B
           (No. 1-5260) and incorporated herein by reference).

5.1        Opinion of Gibson, Dunn & Crutcher.

23.1       Consent of Deloitte & Touche.

23.2       Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.1).

24 Power of Attorney (included on pages 8 and 9 of this Registration Statement).

- ---------------------
* This information appears only in the manually signed copy of this Registration Statement filed with the Securities and Exchange Commission.